EXHIBIT 10.3
EXECUTION COPY

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of March 17, 2014 by WALTER INVESTMENT MANAGEMENT CORP., a Maryland Corporation (“Guarantor”), for the benefit of FANNIE MAE, a corporation chartered under the laws of the United States (“Fannie Mae”).

BACKGROUND

A.    Green Tree Servicing LLC, a Delaware limited liability company (“Subsidiary”) has entered into a Mortgage Selling and Servicing Contract with Fannie Mae (as amended from time to time, “Subsidiary’s MSSC”), effective as of March 23, 2005, as subsequently amended by the related Addendum dated as of April 4, 2012 establishing Subsidiary as an approved seller and servicer of mortgage loans and participation interests and providing the terms and conditions of the sale to and servicing of mortgage loans for, Fannie Mae.

B.    Guarantor indirectly owns 100% of the membership interests of Subsidiary, and as such, Guarantor will receive a direct and material economic benefit from Subsidiary’s MSSC and the transactions contemplated thereby.

C.    Subsidiary is party to and bound by various agreements with Fannie Mae, including, without limitation, the MSSC and the Fannie Mae Selling and Servicing Guides (as amended or supplemented from time to time, the “Selling Guide” and the “Servicing Guide”; together, the “Guides,” which term shall include anything that, in whole or in part, supersedes or is substituted for the Guides; the MSSC, the Guides and all other agreements with Fannie Mae to which the Subsidiary is a party or bound by now or hereafter in effect are referred to herein as the “Fannie Mae Contracts”);

D.    Citimortgage, Inc. and Everbank have requested approval from Fannie Mae to transfer the servicing of certain loans to the Subsidiary and it is a condition to Fannie Mae’s consent to those servicing transfers that Guarantor enter into this Agreement; and

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Guarantor agrees as follows:

1.Unconditional Guaranty of Performance and Payment.

(a)Guarantor unconditionally, irrevocably and absolutely guarantees to Fannie Mae, as primary obligor and not merely as a surety, the prompt performance and punctual payment (whether at stated maturity, by acceleration or otherwise) of all Servicing Obligations (as hereinafter defined) required to be performed or paid by Subsidiary under Subsidiary’s Fannie Mae Contracts relating to any mortgage loans or participation interests that Subsidiary services or has serviced for, or on behalf of, Fannie Mae, including, without limitation, interest, fees, penalties, fines, costs and expenses (including attorneys’ fees) accruing on such obligations after the commencement, whether voluntary or involuntary, of a bankruptcy, reorganization, liquidation or other similar federal or state law proceeding by or against Subsidiary, without regard to whether or not such interest, fees, penalties, fines, costs and expenses are allowed claims in such proceeding (collectively, “Subsidiary’s Obligations”). “Servicing Obligations” include all servicing responsibilities, obligations, covenants, representations and warranties made or assumed with respect to any loan Subsidiary has serviced or is servicing on behalf of Fannie Mae, including, but not limited to, requirements relating to day-to-day loan administration activities, reporting and remitting, and foreclosure and loss mitigation activities. This Guaranty is a continuing guarantee of the performance and payment of Subsidiary’s Obligations. For the avoidance of doubt, “Servicing Obligations” shall not include Subsidiary’s obligations relating to the selling representations and warranties made or assumed by Subsidiary in connection with the sale and/or securitization of mortgage loans to and/or by Fannie Mae under the Fannie Mae Contracts; however, “Servicing Obligations” shall include selling representation and warranties Subsidiary has assumed, or may, subsequent to the execution of this Guaranty, have assumed in connection with Subsidiary’s purchase of servicing rights related to mortgage loans owned, guaranteed or securitized by Fannie Mae. Without limiting the generality of the foregoing, as part of Guarantor’s guarantee of the performance of Subsidiary’s Obligations, Guarantor shall take all actions required to ensure that Subsidiary is in compliance at all times with all requirements under Fannie Mae Contracts relating to Subsidiary’s capital, net worth, liquidity, and all other eligibility requirements set forth in the Fannie Mae Contracts.

(b)This is a guaranty of performance and payment and not of collection. Guarantor shall discharge forthwith on written demand by Fannie Mae, and at no cost to Fannie Mae, all of Subsidiary’s Obligations, whenever arising. Fannie Mae, in its sole discretion, may make demand under this Guaranty, at one or more times and from time to time, of all or any part of the obligations of Guarantor hereunder.

(c)    Guarantor agrees to promptly pay to Fannie Mae all costs and out-of-pocket expenses, including, without limitation, court costs and expenses and the reasonable fees and disbursements of legal counsel, incurred by or on behalf of Fannie Mae arising from or in connection with the negotiation and execution of this Guaranty, any enforcement of Guarantor’s obligations under this Guaranty or the protection, assertion or enforcement of Fannie Mae’s rights or remedies under this Guaranty or the Fannie Mae Contract. The agreement contained in this Section 1(c) shall survive the termination of this Guaranty.

(d)    Guarantor agrees to indemnify Fannie Mae and hold Fannie Mae harmless from and against all losses, damages, judgments, claims, legal actions, and legal fees that are based on, or result from, the Subsidiary’s failure or alleged failure to satisfy its Servicing Obligations for mortgage loans or MBS pools it services for Fannie Mae under the provisions of the Fannie Mae Contract. The agreement contained in this Section 1(d) shall survive the termination of this Guaranty.

(e)All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without any deduction (whether for taxes or otherwise) or offset whatsoever.

2.Primary Guaranty. The obligations of Guarantor hereunder shall be promptly performed and paid without demand on Subsidiary and shall be unaffected by (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Guaranty, the Fannie Mae Contract or any other agreement, document or instrument to which Guarantor and/or Subsidiary is or may become a party, (b) the insolvency or financial condition of Guarantor and/or Subsidiary, (c) the existence, value or condition of, or failure to perfect any security interest or lien against, any collateral for Subsidiary’s Obligations or any action, or the absence of any action, by Fannie Mae in respect thereof (including, without limitation, the release of any such security interest or lien), (d) any act or omission that, but for this Section 2, could or might act as a release, discharge or modification of the obligations of Guarantor hereunder, or (e) any other action or circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

3.Waivers and Acknowledgements by Guarantor.

(a)    Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty.

(b)    Without limiting the generality of Section 2 or Section 3(a) above, Guarantor hereby waives, to the extent permitted by applicable law:

(i)diligence, presentment, demand of payment, protest and all notices (whether for non-payment, protest, acceptance, maturity, acceleration, extension of time, change in nature or form of Subsidiary’s Obligations, acceptance of further security, release of security, composition or agreement arrived at as to the amount of, or the terms of, any of Subsidiary’s Obligations, notice of adverse change in Subsidiary’s financial condition or any other fact, circumstance or action, whether or not it might increase the risk to Guarantor, or otherwise);

(ii)any defense of the statute of limitations (which is six (6) years in duration or shorter) in any action against Guarantor under this Guaranty;

(iii)notice of acceptance of this Guaranty and of the incurring by Guarantor of any of its obligations hereunder;

(iv)all demands whatsoever; and

(v)all rights and remedies to require Fannie Mae to:

(1) proceed against Subsidiary (or any other person or entity);

(2) proceed against or exhaust any collateral held by Fannie Mae to secure the performance or payment of any of Subsidiary’s Obligations; or

(3) pursue any other remedy, whether at law or in equity, it may now or hereafter have against Subsidiary (or any other person or entity), including, but not limited to, any rights to an “election of remedies” or marshalling of assets.

4.Reinstatement. If for any reason at any time performance and/or payment of Subsidiary’s Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Fannie Mae, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, then (i) such amounts shall not constitute a release of liability of Guarantor hereunder and Guarantor agrees to promptly perform and/or pay such obligations to Fannie Mae on demand, and (ii) any prior release or discharge from the terms of this Guaranty given to Guarantor by Fannie Mae shall be without effect, and this Guaranty shall remain in full force and effect.

5.[Reserved]

6.Subrogation. Until all of Subsidiary’s Obligations have been indefeasibly performed and/or paid in full in cash to Fannie Mae and this Guaranty has been terminated as provided hereinafter, Guarantor expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any person or entity, that Guarantor may have or hereafter acquire against Subsidiary.

7.Representations and Warranties.

(a)Guarantor hereby represents and warrants the following to Fannie Mae, each and all of which shall survive the execution and delivery of this Guaranty:

(i)This Guaranty has been duly authorized, executed and delivered, and is a valid and legally binding agreement, enforceable against Guarantor in accordance with its terms. The execution, delivery and performance of this Guaranty does not and will not (1) violate (a) any provision of any law or regulation, (b) any order of any court or governmental agency, (c) any agreement of any kind to which Guarantor is a party, or by which Guarantor is bound, or (d) Guarantor’s charter or by-laws, the breach or violation of which would affect or limit Guarantor’s performance under or compliance with any terms of this Guaranty; (2) conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound; and/or (3) result in the creation or imposition of any security interest or lien upon any of the property or assets of Guarantor;

(ii)Each consent, approval or authorization of any kind required to be obtained by Guarantor in connection with the execution and delivery of this Guaranty or the performance of its obligations hereunder has been duly obtained and is in full force and effect;

(iii)There are no investigations, actions, suits or proceedings pending, or to the knowledge of Guarantor (following due and diligent inquiry) threatened against Guarantor, in any court or before any federal, state, municipal or other governmental department or commission, board, bureau, agency or instrumentality, or before any arbitrator or other tribunal that, if adversely determined, will materially and adversely affect Guarantor’s business or financial condition or results of operations or the validity and enforceability of this Guaranty or Guarantor’s ability to perform its obligations hereunder;

(iv)The execution of this Guaranty has been (1) specifically approved by the Board of Directors of Guarantor and such approval is reflected in the minutes of the meetings of such Board of Directors, or (2) approved by an officer of Guarantor who was duly authorized by the Board of Directors to enter into transactions of the type set forth in this Guaranty and such authorization is reflected in the minutes of the Board of Directors’ meetings. This Guaranty constitutes the “written agreement” of Guarantor and Guarantor shall continuously maintain all components of such “written agreement” as an official record of Guarantor or of any successor thereto; and

(v)Guarantor’s obligations hereunder are not subject to any offsets or defenses.

Guarantor shall deliver to Fannie Mae an executed opinion of counsel in the form attached hereto as Addendum “A” contemporaneously with the execution and delivery of this Guaranty.

8.Notices. Any demand, notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by recognized overnight national courier service or if sent by registered or certified mail, return receipt requested, first class postage prepaid, addressed to the applicable party at the address for notices set forth in this Section 8. Any demand, notice or other communication so given shall be deemed to have been received at the time the notice is delivered to such address.

Guarantor:    Walter Investment Management Corp.
3000 Bayport Drive, Suite 1100
Tampa, FL 33607
Fax: 213-281-5635
Attention: General Counsel

Fannie Mae:    Fannie Mae
3900 Wisconsin Avenue, NW
Washington, D.C. 20016
Attention: Vice President, Single Family Operations

With a copy to:    Fannie Mae
3900 Wisconsin Avenue, NW
Washington, D.C. 20016
Attention: General Counsel

9.GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF GUARANTOR AND FANNIE MAE, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO NEW YORK’S PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND DETERMINED ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR, AT THE SOLE OPTION OF FANNIE MAE, IN ANY OTHER COURT IN WHICH FANNIE MAE SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

10.WAIVER OF JURY TRIAL. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND FANNIE MAE WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. GUARANTOR HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT FANNIE MAE MAY FILE A COPY OF THIS SECTION 10 WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.Further Assurances. Guarantor agrees, at any time and from time to time, upon written request by Fannie Mae to promptly take, or cause to be taken, any action and to execute and deliver any additional documents that, in the sole discretion of Fannie Mae, may be necessary in order to assure to Fannie Mae the full benefits of this Guaranty, in each case at the sole cost and expense of Guarantor.

12.Amendments; Termination; Delays; Rights Cumulative; Termination. Neither this Guaranty nor any term or provision hereof may be modified, amended, changed, waived or discharged, except by an instrument in writing signed by Fannie Mae and Guarantor expressly referring to this Guaranty and to the provision so modified, amended, changed, waived or discharged. No such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent to such obligation. No course of dealing or delay or omission on the part of Fannie Mae in exercising any right, power or remedy under this Guaranty, the Fannie Mae Contract or applicable law shall operate as a waiver thereof or otherwise be prejudicial thereto, nor shall any single or partial exercise of any right, power or remedy preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies hereunder provided to Fannie Mae are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights, powers and remedies provided at law or in equity. This Guaranty may not be terminated prior to Guarantor’s full and complete performance and indefeasible payment of all of Subsidiary’s Obligations, and then only to the extent of such performance and payment.

13.Severability. Fannie Mae is relying and is entitled to rely upon each and all of the provisions of this Guaranty; and accordingly, if any provision or provisions of this agreement should be held to be invalid or ineffective, then all other provisions shall continue in full force and effect.

14.References to Guaranty. References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

15.Successors and Assigns. This Guaranty shall be binding upon Guarantor, its successors (including a debtor-in-possession on behalf of Guarantor) and assigns, and shall inure to the benefit of Fannie Mae and its successors, endorsees, transferees and assigns; provided, however, Guarantor shall not assign this Guaranty or delegate any of its obligations hereunder without Fannie Mae’s prior written consent. Any assignment or delegation without the prior written consent of Fannie Mae shall be absolutely void. In the event of any assignment or other transfer of rights by Fannie Mae, the rights and benefits herein conferred upon Fannie Mae shall automatically extend to and be vested in such assignee or other transferee.

16.Entire Agreement. This Guaranty constitutes the entire agreement between the parties hereto with respect to the subject matter hereof superseding all other discussions, promises, representations, warranties, agreements and understandings, whether written or oral, relating to a guaranty by Guarantor of the obligations under the Fannie Mae Contract. Nothing herein contained shall impair, as between Subsidiary and Fannie Mae, the obligations of Subsidiary under the Fannie Mae Contract.

17.Construction; Headings. This Guaranty has been reviewed by Guarantor and its counsel, and shall be construed and interpreted neither against nor in favor of either Fannie Mae or Guarantor but rather in accordance with the fair meaning thereof. The headings in this Guaranty are for convenience or reference only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof.

18.Financial Statements. Within 90 days after the end of each fiscal year, Guarantor shall submit copies of its audited, consolidated financial statements prepared in accordance with generally accepted accounting principles to Fannie Mae at the following address:

Fannie Mae
Attn: Counterparty Risk Monitoring Unit
One South Wacker Drive, Suite 1400
Chicago, IL 60606

Guarantor shall cause Subsidiary to continue to submit to Fannie Mae its financial statements and reports, as required by Subsidiary’s MSSC and the Fannie Mae Selling and Servicing Guides, as each may be modified, supplemented or amended from time to time.

Subject to a mutually acceptable non-disclosure agreement, Guarantor shall submit copies of unaudited financial information (to the extent available) to Fannie Mae at the address above upon request by Fannie Mae.

[Signature Page to follow]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned to be effective as of the date first above written.

WALTER INVESTMENT MANAGEMENT CORP.

By: ______________________________
Name: ____________________________
Title: _____________________________

ADDENDUM “A” TO GUARANTY

Date:

Fannie Mae
3900 Wisconsin Avenue, N.W.
Washington, D.C. 20016
Attention:     Vice President & Deputy General Counsel
Single Family Marketing and Customer Management

Ladies and Gentlemen:

We have acted as counsel to ____________________, a _________________ (“Guarantor”), in connection with the execution by Guarantor of that certain Guaranty (the “Guaranty”) by Guarantor for the benefit of Fannie Mae, dated as of _____________ 1, 20____. This opinion is being given pursuant to Section 7 of the Guaranty.

We have examined the following documents:

(a)    the Guaranty, and

(b)    such corporate records of Guarantor, documents and matters as we have deemed necessary and appropriate to render the opinion set forth in this letter.

In reaching the opinions set forth below, we have assumed the following: (i) the genuineness of all signatures, other than that of the officer of Guarantor executing the Guaranty, and (ii) the authenticity of all documents submitted to us as originals, and the conformity with the originals (and the authenticity) of all documents submitted to us as copies.

Based upon our review of the foregoing documents, and subject to the assumptions set forth herein, it is our opinion that, as of the date of this opinion letter:

1.    The execution and delivery of the Guaranty by Guarantor has been duly and validly authorized by all necessary action on the part of Guarantor.

2.    The Guaranty has been duly and validly executed by Guarantor, and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity.

The opinions expressed in this letter are for the exclusive reliance of Fannie Mae and its successors, endorsees, transferees and assigns.

Sincerely,